As filed with the Securities and Exchange Commission on March 5, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
(314) 480-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Inchan Hwang
Vice President, Deputy General Counsel and Secretary
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
(314) 480-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
W. Lake Taylor, Jr.
Lawton B. Way
McGuireWoods LLP
Gateway Plaza
800 East Canal Street
Richmond, Virginia 23219
(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by Olin Corporation.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Prospectus
Olin Corporation
Debt Securities
Preferred Stock
Common Stock
Warrants

Olin Corporation intends to offer and sell from time to time, in one or more offerings and series, together or separately: debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock, common stock and warrants to purchase common stock on terms to be determined at the time of sale. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of these securities in supplements to this prospectus or in separate term sheets. You should read this prospectus and any prospectus supplement or term sheet carefully before you decide to invest in any of these securities.
Our common stock is listed on the New York Stock Exchange under the symbol “OLN.” If we decide to seek a listing of any debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock or warrants to purchase common stock offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.
Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 5, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, sell any combination of the securities described in this prospectus in one or more offerings.
In this prospectus, the terms “Olin,” “we,” “us” and “our” refer to Olin Corporation and its consolidated subsidiaries unless the context otherwise requires. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Incorporation of Certain Documents by Reference.”
You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, or any supplement to this prospectus, is accurate as of any date other than the date of the document containing such information.

RISK FACTORS
Investing in the securities to be offered by this prospectus and any prospectus supplement involves risk. When considering an investment in any of our securities, you should consider carefully all of the risk factors described in our filings with the SEC referred to under the heading “Incorporation of Certain Documents by Reference,” as well as any risks that may be set forth in the prospectus supplement relating to a specific offering and the other information included or incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “outlook,” “project,” “estimate,” “forecast,” “optimistic,” “target” and variations of such words and similar expressions to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These forward-looking statements speak only as of the date of the document containing the applicable statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.
The risks, uncertainties and assumptions involved in our forward-looking statements include those discussed in the documents referred to under the heading “Risk Factors,” which include our filings with the SEC referred to under the heading “Incorporation of Certain Documents by Reference.” You should consider all of our forward-looking statements in light of the factors discussed in those documents. In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

OLIN CORPORATION
Olin Corporation is a Virginia corporation, incorporated in 1892, having its principal executive offices in Clayton, Missouri. We are a leading vertically integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. Our operations are concentrated in three business segments: Chlor Alkali Products and Vinyls, Epoxy and Winchester. All of our business segments are capital-intensive manufacturing businesses. The Chlor Alkali Products and Vinyls segment manufactures and sells chlorine and caustic soda, ethylene dichloride and vinyl chloride monomer, methyl chloride, methylene chloride, chloroform, carbon tetrachloride, perchloroethylene, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. The Epoxy segment produces and sells a full range of epoxy materials and precursors, including aromatics (acetone and phenol), allyl chloride, epichlorohydrin, liquid epoxy resins, solid epoxy resins and formulated solutions products such as converted epoxy resins and additives. The Winchester segment produces and sells sporting ammunition, reloading components, small caliber military ammunition and components, industrial cartridges and clay targets. See our discussion of our segment disclosures contained in any applicable prospectus supplement and our filings with the SEC incorporated by reference herein and therein.
Our principal executive offices are located at 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105. Our telephone number is (314) 480-1400.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock repurchases, repayment of indebtedness and acquisitions.

DESCRIPTION OF DEBT SECURITIES
The following is a description of the terms of the debt securities. The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating thereto and to the following description.
Debt securities may be issued under an indenture dated as of August 19, 2009, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and any supplemental indentures thereto, or under one or more other indentures between us and a commercial bank to be selected, as trustee. We refer to the applicable indenture under which debt securities are issued as the “Indenture.” The form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. Capitalized terms used and not otherwise defined in this section have the meanings assigned to them in the Indenture. In this description, references to “Olin,” “us” and “we” mean Olin Corporation alone and not any of our subsidiaries.
General
The Indenture does not limit the aggregate principal amount of debt securities that we may issue thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by us. You should read the applicable prospectus supplement for the following terms of the debt securities:
•the type, total principal amount and authorized denominations of the debt securities;
•the percentage of the principal amount at which such debt securities will be issued;
•the date or dates on which the debt securities will mature;
•the rate or rates per year, which may be fixed or floating, at which the debt securities will bear interest, if any, or the method of determining the rate or rates;
•the times at which any such interest will be payable;
•the currency or currencies or units of two or more currencies in which the debt securities are denominated and principal and interest may be payable, and for which the debt securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;
•any redemption or sinking fund terms for such debt securities;
•any event of default or covenant with respect to the debt securities of a particular series;
•the terms, if any, on which the debt securities will be convertible into or exchangeable for other debt or equity securities, including the conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions; and
•any other terms with respect to the debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable and the debt securities will be transferable at the corporate trust office of the respective trustee, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto as it appears in the respective debt securities register.

The debt securities will be unsecured. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will have the same rank as all of our other unsecured and unsubordinated indebtedness.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies (if any) will be described in the applicable prospectus supplement.
Debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indenture and the debt securities will not afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Global Securities
Any series of debt securities issued under the Indenture may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:
•by the depositary for such global security to a nominee of such depositary;
•by a nominee of such depositary to such depositary or another nominee of such depositary; or
•by the depositary or any nominee to a successor depositary or any nominee of such successor.
The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts will be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (the “participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the Indenture governing such debt securities. Except as provided below, owners of beneficial interests in a global security:
•will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names;
•will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form; and
•will not be considered the owners or holders thereof under the Indenture governing such debt securities.
Payments of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $2,000 or any integral multiple of $1,000 in excess thereof.

Certain Covenants with Respect to the Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, all debt securities issued under the Indenture will be subject to the covenants described below.
Limitations on Liens. (a) Neither we nor any Restricted Subsidiary will issue, assume or guarantee any Debt secured by a Mortgage upon any Principal Property or upon any shares of stock of any Restricted Subsidiary, without effectively providing that the debt securities, together with, if we so determine, any other indebtedness or obligation then existing or thereafter created, ranking equally with or prior to the debt securities, will be secured equally and ratably with, or, at our option, prior to, such Debt so long as such Debt is so secured, except that this restriction will not apply to:
(1)Mortgages existing on the date of the Indenture;
(2)Mortgages affecting property of a corporation existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with us or a Restricted Subsidiary;
(3)Mortgages:
•on property existing at the time of acquisition thereof;
•to secure payment of all or part of the purchase price thereof;
•to secure Debt incurred prior to, at the time of or within 24 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, or
•assumed or incurred in connection with the acquisition of property;
(4)Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;
(5)Mortgages in connection with non-recourse Debt;
(6)Mortgages on current assets or other personal property, other than shares of stock or indebtedness of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;
(7)Mortgages that secure indebtedness owing by a Restricted Subsidiary to us or another Subsidiary;
(8)Mortgages on property of any Restricted Subsidiary principally engaged in a financing or leasing business;
(9)Mortgages that do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business; and
(10)any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Mortgage referred to in the foregoing or of any Debt secured thereby, provided that the principal amount of Debt secured thereby will not, with respect to Mortgages referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage will be limited to all or part of substantially the same property that secured the Mortgage extended, renewed or replaced, plus improvements on such property.
(b) Notwithstanding the above provisions, we and any one or more Restricted Subsidiaries may, without securing the debt securities, issue, assume or guarantee Debt secured by Mortgages that would not be permitted by the immediately preceding paragraph in an aggregate amount which, together with:
•the aggregate principal amount of all of our other Debt and Debt of our Restricted Subsidiaries that would not be permitted under the immediately preceding paragraph; and
•the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under this covenant or the proceeds of which have been applied in accordance with clause (a)(2) of the covenant described below under “—Limitation on Sale and Lease-Back Transactions” to the retirement of long-term indebtedness)
does not at the time of such issuance, assumption or guarantee exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $300 million.
(c) For purposes of this covenant and the covenant described below under “—Limitation on Sale and Lease-Back Transactions,” the following are not considered Debt secured by a Mortgage:
•the sale or other transfer of (i) any minerals that will enable the purchaser thereof to realize a specified return and (ii) any interest in property of the character commonly referred to as a “production payment”; and
•Mortgages in favor of United States governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing the purchase price or cost of constructing or improving the property subject to such Mortgage.

Limitation on Sale and Lease-Back Transactions. (a) We will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, except for temporary leases for terms of not more than three years or between us or a Subsidiary and a Restricted Subsidiary, title to which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by our board of directors, of such property and either:

(1)we or such Restricted Subsidiary would be entitled to incur, assume or guarantee Debt secured by a mortgage on the Principal Property to be leased without equally and ratably securing the debt securities; or
(2)we apply an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of our long-term indebtedness which ranks prior to or on a par with the debt securities.

Sale and Lease-Back Transactions do not include arrangements with United States governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject to such arrangement.
(b) Notwithstanding the provisions of the preceding paragraph (a), we or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would not be permitted under the immediately preceding paragraph if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:
(1)the aggregate outstanding principal amount of all of our Debt and Debt of our Restricted Subsidiaries secured by a Mortgage on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under paragraph (a) of the covenant described under “—Limitations on Liens”; and
(2)all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because we would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the debt securities and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (2) of the immediately preceding paragraph (a))
does not at the time exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $300 million.
Certain Definitions

“Attributable Debt” means, as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate(s) of the debt securities or, in the case of original issue discount debt securities, the Yields to Maturity (as defined in the Indenture), compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.
“Consolidated Net Tangible Assets” means the total amount of assets after deducting therefrom:
•all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and
•unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on our latest audited consolidated financial statements at the time of the determination.
“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by us.
“Mortgage” means any mortgage, lien, pledge or other encumbrance issued, assumed or guaranteed by us.
“Principal Property” means any of our properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which our board of directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entity.
“Restricted Subsidiary” means:
•any Subsidiary which owns or leases, directly or indirectly, a Principal Property; and
•any Subsidiary which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary; except that a Restricted Subsidiary shall not include:
oany Subsidiary engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company; or
oany Subsidiary:
that conducts substantially all of its business outside the United States and its territories and possessions; or
the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States and its territories and possessions.
“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Voting Stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).
Events of Default, Notice and Waiver
The following events will be “Events of Default” with respect to a series of debt securities issued under the Indenture:
(a)failure to pay interest or a sinking fund installment, if any, on such series for 30 days or to pay the principal of or premium, if any, on such series when due, either at maturity except maturity arising from a call for redemption through operation of the sinking fund, upon redemption, by declaration or otherwise, other than any sinking fund installment;
(b)failure to perform any other covenants in the Indenture for 60 days after notice;
(c)certain events of bankruptcy, insolvency or reorganization; and
(d)any other event that may be added as an Event of Default with respect to a series of debt securities to the extent described in the related prospectus supplement.

An Event of Default with respect to one series of debt securities is not necessarily an Event of Default for another series.
If an Event of Default described under (a) or (d) in the second preceding paragraph has occurred and is continuing with respect to any series of debt securities, unless the principal of all the debt securities of such series has already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount or, if original issue discount debt securities, such portion of the principal amount as specified in such series of debt securities, of all debt securities of such series immediately due and payable.
If an Event of Default described under (b) or (c) in the third preceding paragraph has occurred and is continuing, unless the principal amount of all the debt securities of all series has already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all debt securities then outstanding may declare the principal amount or, if any series are original issue discount debt securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding immediately due and payable.
The Indenture provides that the trustee under the Indenture will, within 90 days after the occurrence of a default with respect to a series of debt securities under the Indenture, give to the holders of the debt securities of such series notice of all uncured defaults with respect to such series known to it; provided, however, that, except in the case of default in the payment of principal of or premium, if any, or interest or the making of any sinking fund payment on any of the debt securities in such series, the trustee will be protected in withholding such notice if it in good faith determines that it is in the interest of the holders of such series.
Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities, as defined in the Indenture, of such series or of all the outstanding debt securities, as the case may be, except in each case a failure to pay principal of, premium, if any, or interest on such debt security.
The Indenture includes a covenant that we file with the trustee annually a certificate of no default or specifying that a default has occurred.
Modification of the Indenture
The Indenture and the rights of holders of debt securities thereunder may be modified by us and the respective trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all series of debt securities under the Indenture then outstanding and affected thereby, voting as one class; provided, however, that no such modification will extend the fixed maturity of any debt securities, or reduce the principal amount thereof or any premium thereon or the amount of any sinking fund payment, or change, in a manner that is adverse to the holders, the ranking or priority of any debt securities, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the percentage required for modification, without the consent of the holder of each debt security so affected.
The Indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:
•evidence the assumption by a successor corporation of our obligations;
•add covenants for the protection of the holders of debt securities;
•cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision of the Indenture;
•establish the form or terms of debt securities of any series;
•modify or amend the Indenture to permit the qualification of indentures supplemental thereto; and
•provide for the issuance under the Indenture of debt securities in coupon form and/or exchangeable with debt securities issued under the Indenture.

Consolidation, Merger and Sale of Assets
The Indenture provides that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any Person, as defined in the Indenture, unless:
•the successor corporation is a corporation organized under the laws of the United States or any state thereof and expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation; and
•the successor corporation will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

 Satisfaction and Discharge of the Indenture and Defeasance

The Indenture will be discharged upon cancellation of all the debt securities issued thereunder or, with certain limitations, upon deposit with the respective trustee of funds sufficient for the payment or redemption thereof.
In addition, the Indenture provides that we, at our option:
(a)will be discharged from any and all obligations in respect of the debt securities of a series, except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or
(b)need not comply with certain restrictive covenants of the Indenture.
in each case, if we deposit, in trust with the trustee or the Defeasance Agent, as defined in the Indenture, money or U.S. Government Obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, and interest and premium, if any, on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. To exercise any such option, we are required to deliver to the trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (a) of this paragraph, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

The Trustees
We may maintain banking and other commercial relationships with the trustees and their affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK
The following statements with respect to our capital stock are subject to the detailed provisions of our Amended and Restated Articles of Incorporation, as further amended or restated, which we refer to in this prospectus as our Articles of Incorporation, our Bylaws, as amended, which we refer to in this prospectus as our Bylaws, and the provisions of applicable Virginia law, the state in which we are incorporated. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of our Articles of Incorporation and our Bylaws and the provisions of applicable Virginia law. We have filed our Articles of Incorporation and our Bylaws as exhibits to the registration statement of which this prospectus forms a part. See “Available Information” on page 19 and “Incorporation of Certain Documents by Reference” on page 19.
General
Our authorized stock consists of 240,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share, issuable in one or more series. On January 31, 2026, there were 113,636,799 shares of common stock and no shares of preferred stock outstanding.
Preferred Stock
The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of the preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating to such series of the preferred stock. The description set forth below is subject to and qualified in its entirety by reference to the articles of amendment to our Articles of Incorporation establishing a particular series of the preferred stock that will be filed with the SEC in connection with the offering of any series of preferred stock.
General. Under our Articles of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as set forth in articles of an amendment to our Articles of Incorporation providing for the issuance thereof adopted by our board of directors or a duly authorized committee thereof.
The preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:
•the title and liquidation preference per share of such preferred stock and the number of shares offered;
•the price at which such preferred stock will be issued;
•the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•any redemption or sinking fund provisions of such preferred stock;
•any conversion provisions of such preferred stock; and
•any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred stock, each series of the preferred stock will rank on a parity as to dividends and distributions in the event of a liquidation with our outstanding preferred stock and each other series of the preferred stock.
Dividend Rights. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of the preferred stock. Such rate, which may be based upon one or more methods of determination, may be fixed or variable or both. Different series of the preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating thereto. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

If the prospectus supplement so provides, when dividends are not paid in full upon any series of the preferred stock and any other preferred stock ranking on a parity as to dividends with such series of the preferred stock, all dividends declared upon such series of the preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the preferred stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of the preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of the preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of the preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to the preferred stock as to dividends. If the prospectus supplement so provides, no common stock or any of our other stock ranking junior to or on a parity with such series of the preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, except by conversion into or exchange for our stock ranking junior to such series of the preferred stock as to dividends and upon liquidation.
The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.
Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption shall specify the number of shares of such series of preferred stock which shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.
Conversion Rights. The prospectus supplement for any series of the preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of our preferred stock. The preferred stock will have no preemptive rights.
Voting Rights. Except as indicated below or in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of the preferred stock are entitled to vote.
The affirmative vote of the holders of a majority of the outstanding shares of any series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our Articles of Incorporation that changes any rights or preferences of such series of preferred stock.
In addition to the foregoing voting rights, the holders of the preferred stock will have the voting rights set forth under “—General” above with respect to amendments to our Articles of Incorporation that would increase the number of authorized shares of our preferred stock.
Transfer Agent and Registrar. The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be selected by us and described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect members of our board of directors or to vote on any other matter.
Common Stock
Holders of common stock are entitled to dividends as declared by our board of directors from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders and may not cumulate votes for the election of directors. Holders of common stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of our business, holders of common stock are entitled to receive pro rata all our remaining assets available for distribution, after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all our debts and liabilities.
The transfer agent and registrar for our common stock is EQ Shareowner Services.

Our common stock is listed on The New York Stock Exchange under the trading symbol “OLN.”
Certain Provisions of Virginia Law, Our Articles of Incorporation and Our Bylaws
Certain Provisions of Virginia Law
We are subject to the following provisions of Virginia law which may have the effect of discouraging unsolicited acquisition proposals or delaying or preventing a change in control of our board of directors:

Antitakeover Statutes
As permitted by Virginia law, we have opted out of Article 14.1 of the Virginia Stock Corporation Act (the “VSCA”), the Virginia anti-takeover statute regulating “control share acquisitions,” which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Under that Virginia statute, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares entitled to vote in the election of directors other than those held by the acquiring person or held by any officer or employee director of the corporation, unless at the time of any control share acquisition, the articles of incorporation or bylaws of the corporation provide that this statute does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be redeemed by the corporation, at the corporation’s option, at a price per share equal to the acquiring person’s cost. Unless otherwise provided in the corporation’s articles of incorporation or bylaws, the VSCA grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.
We are subject to Article 14 of the VSCA, a Virginia statute regulating “affiliated transactions.” An affiliated transaction is generally defined as a merger, a share exchange, a material disposition of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a holder of more than 10% of any class of the corporation’s outstanding voting shares (an “interested shareholder”) or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent. In general, these provisions prohibit a Virginia corporation from engaging in affiliated transactions with any interested shareholder for a period of three years following the date that such person became an interested shareholder unless (1) a majority of the disinterested directors on the board of directors of the corporation and the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder, approve the affiliated transaction or (2) before the date the person became an interested shareholder, majority of the disinterested directors on the board of directors approved the transaction that resulted in the shareholder becoming an interested shareholder.
After three years, any such transaction must be at a “fair price,” as described in the VSCA, or must be approved by a majority of the disinterested directors or the holders of two-thirds of the voting shares, other than the shares beneficially owned by the interested shareholder.
Shareholder Action by Written Consent
The VSCA provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled to vote on the action. Our Articles of Incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Certain Provisions of Our Articles of Incorporation and Our Bylaws
The following provisions of our Articles of Incorporation and our Bylaws may have the effect of discouraging unsolicited acquisition proposals or delaying or preventing a change in control of our board of directors, including:
•Board of Directors. Subject to the rights granted to holders of any preferred stock, directors may be removed only with cause, and vacancies on our board of directors, including any vacancy created by an increase in the number of directors, may be filled at an annual meeting by shareholders entitled to vote in the election of directors or by a majority of the directors remaining in office, even though less than a quorum. If our board of directors fills a vacancy, the director’s term expires at the next shareholders’ meeting at which directors are elected.
•Shareholder Nominations and Proposals. Our Bylaws require that shareholders seeking to nominate candidates to election as directors at a meeting of shareholders or to present proposals before a meeting of shareholders provide advance notice in a timely manner, and also specific requirements as to the form and contents of a shareholder’s notice.
•Special Meetings of Shareholders. Special meetings of our shareholders may be called only by our board of directors, the chair of our board of directors, our president or our corporate secretary, on the written demand by the holders of a majority of the shares entitled to vote at the special meeting.
•No Cumulative Voting. Neither our Articles of Incorporation nor our Bylaws authorize cumulative voting in the election of directors.

•Preferred Stock. Our board of directors has the authority without any vote or action by shareholders, to issue one or more series of preferred stock and to fix and determine the terms, including the preferences and rights, of any series of preferred stock.

 Amendments to Our Articles of Incorporation
Under Virginia law, unless a Virginia corporation’s articles of incorporation provide for a greater or lesser vote, amendments of the articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group. However, the vote specified in the articles of incorporation may not be reduced to less than a majority of all votes cast by the voting group at a meeting at which a quorum of the voting group exists.
Our Articles of Incorporation provide that any amendment to our Articles of Incorporation is required to be approved only by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders our board of directors shall require a greater vote.
Amendments to Our Bylaws
Under Virginia law, a corporation’s shareholders or board of directors may amend or repeal bylaws, except to the extent that the corporation’s articles of incorporation or Virginia law reserve the power exclusively to the shareholders. A corporation’s shareholders may amend or repeal bylaws even though the bylaws may also be amended or repealed by its board of directors.
Our Bylaws may be altered, amended or repealed by our board of directors, subject to the power of the shareholders to alter or repeal our Bylaws made by the board of directors at any annual or special meeting of the shareholders. Subject to certain limitations, shareholders in altering, amending or repealing our Bylaws may provide that our board of directors may not subsequently alter, amend or repeal our Bylaws.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such securities. Each series of warrants will be issued under a separate warrant agreement (a “Securities Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (a “Securities Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The Securities Warrant Agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable Securities Warrant Agreement. A form of Securities Warrant Agreement reflecting the particular terms of any series of warrants we may issue will be filed with the SEC. See “Available Information” on page 19 and “Incorporation of Certain Documents by Reference” on page 19.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of such warrants, including, where applicable:
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
•the designation, number of shares, stated value and terms, including liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;
•the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire (an “Expiration Date”);
•the United States Federal income tax consequences applicable to such warrants; and
•any other terms of such warrants.
Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as will, in each case, be set forth in, or calculable from, the prospectus supplement relating to the offered warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the Expiration Date, or such later date to which such Expiration Date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION
We may sell the securities in any of three ways:
•through underwriters or dealers;
•directly to one or a limited number of institutional purchasers; or
•through agents.
The applicable prospectus supplement with respect to the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the net proceeds to us from such sale, any underwriting discounts or other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the securities may be listed and any other information we think is important.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the securities will be subject to the terms of an underwriting or similar agreement and certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If a dealer is used in the sale of any securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
Securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.
Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents, dealers or underwriters may be required to make in respect thereof.
Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in the applicable prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent, dealer or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.
In order to facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter, agent or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivative or other hedging transactions, we may also sell securities short using this prospectus and the applicable prospectus supplement and deliver securities covered by this prospectus and the applicable prospectus supplement to close out any loan of securities or such short positions, or loan or pledge securities to third parties, and the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. The third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of such securities, and may use securities received from us in settlement of those derivative or other hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Olin, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our SEC filings and other information about Olin are also available at our website at http://www.olin.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, with respect to the securities to be offered hereby. For further information with respect to our securities and our business reference is made to such registration statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference in this prospectus the information contained in the following document that we have filed with the SEC (SEC File No. 1-01070):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026; and
•the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

 All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering made by this prospectus and any prospectus supplement will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference containing important business and financial information about us that is not included or delivered with this prospectus. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus, including any exhibits that are specifically incorporated by reference in such documents. Copies of the Indenture described in this prospectus and any prospectus supplement are also available upon request. Requests for all such copies should be directed to Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105 (Telephone: (314) 480-1400).

LEGAL MATTERS
Unless otherwise specified in the applicable accompanying prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.
EXPERTS
The consolidated financial statements of Olin Corporation and its subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
The estimated costs and expenses in connection with the issuance, offer and sale of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement(1)	$
Accounting Fees and Expenses(2)
Legal Fees and Expenses(2)
Printing and Engraving Fees(2)
Rating Agency Fees(2)
Trustee Fees and Expenses(2)
Miscellaneous(2)
Total	$

(1)	Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)	As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.    Indemnification of Directors and Officers.
Olin is incorporated in Virginia. Under Virginia law, to the extent provided in its articles of incorporation or its shareholder-approved bylaws, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of criminal law or of any federal or state securities law.
Our Bylaws provide that the directors and officers will not be liable for monetary damages to Olin or its shareholders with respect to any transaction, occurrence or course of conduct, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
Under Virginia law, a corporation may indemnify any person made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if he or she acted in good faith and in a manner he or she believed to be in the best interests of the corporation (or not opposed to such interests if he or she is acting outside his or her official capacity with the corporation), and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Virginia law also provides that a corporation has the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and may make additional provisions for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-approved bylaws or resolution, except indemnity against willful misconduct or a knowing violation of criminal law.
Our Bylaws provide that we shall indemnify any of our directors, officers or employees, or any person who, at our request, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action or proceeding (whether brought in the right of Olin or any such other corporation, entity, plan or otherwise), civil or criminal, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of Olin, or such other corporation, entity or plan while serving at our request, whether or not he or she continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the relevant standard of conduct. The determination will be made:
•if there are two or more disinterested directors, by the board of directors by a majority vote of all of the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by majority vote of the members of a committee, consisting of two or more disinterested directors appointed by such a vote;
•by special legal counsel (1) selected in the manner described in the first bullet point above or (2) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or
•by the shareholders, but shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

Our Bylaws require that we indemnify a director, officer or employee unless:

•the board of directors, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim for indemnification and who are not at the time parties to such claim (provided that there are at least five such directors), finds that the person seeking indemnification has not met the standards of conduct set forth in our Bylaws; or

•if there are not five such directors, our principal Virginia legal counsel, as last designated by our board of directors before the occurrence of the event giving rise to the claim for indemnification, or in the event such Virginia legal counsel is unwilling to serve, then Virginia legal counsel mutually acceptable to us and the person seeking indemnification, delivers to us its written legal advice that, in such counsel’s opinion, the person seeking indemnification has not met the standards of conduct set forth in our Bylaws.

Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

•the director or officer furnishes a written statement of his or her good faith belief that he or she has met the relevant standard of conduct; and
•he or she undertakes in writing to repay the amount advanced if it is ultimately determined that the director or officer did not meet the relevant standard of conduct.
Under Virginia law, unless limited by a corporation’s articles of incorporation, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him or her in connection with that proceeding.
Under our Bylaws, we are required to advance expenses incurred by a director, officer or employee prior to the final disposition of the proceeding if the director, officer or employee furnishes to us an undertaking to repay the amount of the expenses advanced in the event it is ultimately determined that he or she is not entitled to indemnification under our Bylaws. Our Bylaws do not require that the director, officer or employee furnish any security for such undertaking and provide that such undertaking will be accepted without reference to the director’s, officer’s or employee’s ability to make repayment. We may refrain from, or suspend, payment of expenses if our board of directors or Virginia legal counsel determines that the director, officer or employee has not met the standards of conduct set forth in our Bylaws.

Virginia law permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law. We carry insurance on behalf of our directors and officers.

Item 16.    Exhibits.
The following exhibits are filed as part of this registration statement:

1	Form of Underwriting Agreement.*
4(a)
Indenture dated as of August 19, 2009, between Olin Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 of Olin’s Current Report on Form 8-K dated August 19, 2009 (SEC File No. 001-01070)).

4(b)
Second Supplemental Indenture dated as of August 9, 2012, among Olin Corporation, The Bank of New York Mellon Trust Company, N.A. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of Olin’s Current Report on Form 8-K dated August 9, 2012 (SEC File No. 001-01070)).

4(c)	Form of Note for the Debt Securities.*
4(d)
Amended and Restated Articles of Incorporation of Olin Corporation as amended effective April 24, 2020 (incorporated by reference to Exhibit 3.1 of Olin’s Current Report on Form 8-K dated April 28, 2020 (SEC File No. 001-01070)).

4(e)	Bylaws of Olin Corporation as amended effective August 13, 2025 (incorporated by reference to Exhibit 3.1 of Olin’s Form 8-K dated August 13, 2025 (SEC File No. 001-01070)).
4(f)	Form of Certificate for shares of Common Stock (incorporated by reference to Exhibit 4(e) of Olin’s Registration Statement on Form S-3 dated December 12, 2011 (Registration No. 333-178460)).
4(g)	Form of Articles of Amendment to the Amended and Restated Articles of Incorporation of Olin Corporation designating a series of Preferred Stock.*
4(h)	Form of Certificate for shares of Preferred Stock (incorporated by reference to Exhibit 4(g) of Olin’s Registration Statement on Form S-3 dated December 12, 2011 (Registration No. 333-178460)).
4(i)	Form of Debt Warrant Agreement.*
4(j)	Form of Preferred Stock Warrant Agreement.*
4(k)	Form of Common Stock Warrant Agreement.*
5	Opinion of McGuireWoods LLP.**
23(a)	Consent of KPMG LLP.**
23(b)	Consent of McGuireWoods LLP (included as part of Exhibit 5 hereto).**
24	Power of Attorney (included on the signature page to this Registration Statement).**
25(a)	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. as trustee with respect to the Indenture for the Debt Securities.**
25(b)
Statement of Eligibility on Form T-1 of U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee with respect to the Indenture for the Debt Securities.**

107	Filing Fee Table.**

*	To be filed by amendment or incorporated by reference in connection with the offering of a particular class of securities.
**	Filed herewith.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that
paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes, if applicable, to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on March 5, 2026.

OLIN CORPORATION

By:	/s/ Kenneth T. Lane
Kenneth T. Lane
President and Chief Executive Officer
Each of the undersigned officers and directors of Olin Corporation, a Virginia corporation, whose signature appears below hereby constitutes and appoints Kenneth T. Lane, Todd A. Slater, Angela M. Castle and Inchan Hwang and each of them singly, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth T. Lane	President, Chief Executive Officer and Director (principal executive officer)	March 5, 2026
Kenneth T. Lane

/s/ Todd A. Slater	Senior Vice President and Chief Financial Officer (principal financial officer)	March 5, 2026
Todd A. Slater

/s/ Randee N. Sumner	Vice President and Controller (principal accounting officer)	March 5, 2026
Randee N. Sumner

/s/ Edward M. Daly	Director	March 5, 2026
Edward M. Daly

/s/ Beverley A. Babcock	Director	March 5, 2026
Beverley A. Babcock

/s/ Julie Piggott	Director	March 5, 2026
Julie Piggott

/s/ Matthew S. Darnall	Director	March 5, 2026
Matthew S. Darnall

/s/ Earl L. Shipp	Director	March 5, 2026
Earl L. Shipp

/s/ William H. Weideman	Chairman and Director	March 5, 2026
William H. Weideman

/s/ W. Anthony Will	Director	March 5, 2026
W. Anthony Will

/s/ Carol A. Williams	Director	March 5, 2026
Carol A. Williams